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                                                                       EXHIBIT 5


                         NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                       BOSTON, MASSACHUSETTS  02110-2699

           TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS



                               November 30 , 1998



AutoImmune Inc.
128 Spring Street
Lexington, MA 02173

Gentlemen/Ladies:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which AutoImmune Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 1,300,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable pursuant to the Company's 1998 Stock Option Plan (the "Plan"), and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with adoption of the Plan, are familiar with the Company's Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing and in reliance upon our familiarity with the Company's corporate records, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the Plan, the 1,300,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The indeterminate number of additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, will be duly and validly issued, fully paid and non-assessable.

    We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the
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Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                    Very truly yours,



                                    /s/ Nutter, McClennen & Fish, LLP
                                    ---------------------------------
                                    Nutter, McClennen & Fish, LLP

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